EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CTI INDUSTRIES ANNOUNCES 2018 FIRST QUARTER FINANCIAL RESULTS

Forecasts Improved Operating Performance for 2018

Barrington, IL – May 14, 2018 – CTI Industries Corporation (NASDAQ: CTIB) (“CTI”), a manufacturer and global marketer of novelty balloons, vacuum and flexible packaging and storage products, printed and laminated films, party goods, Candy Blossoms and home container products, today reported financial results for the first quarter ended March 31, 2018 (“Q1 2018”).

“Delayed ordering from two major customers resulted in lower than anticipated sales in January and February, and for Q1 2018 overall. However, March sales were at record levels and sales in April and May have continued to be strong,” said Stephen Merrick, Chief Executive Officer of CTI. “The lower sales in January and February caused us to report a modest operating loss in Q1 2018, although our lower cost profile helped to mitigate the impact on our results.”

“We have undertaken a series of initiatives that have stabilized our operations and created a foundation for improved performance in 2018,” Mr. Merrick continued. “These actions are expected to strengthen profitability, enhance efficiencies, improve product quality, catalyze business development, and expand our geographic and product footprints. We are pursuing a robust new business sales pipeline and continue to explore ways to further penetrate our existing customer base. We expect to remove $2.2 million in annualized operating costs by the end of 2018, which we believe will allow us to capitalize on anticipated higher sales.”

2018 Outlook

While acknowledging that certain challenges and uncertainties remain in its business and industry, for the full year of 2018 CTI expects to generate higher net sales, lower total operating expenses, and operate profitably when compared to 2017.

Q1 2018 Review

Net sales declined to $14.0 million from $15.4 million in Q1 2017, driven by lower sales of foil balloons, vacuum sealing products, and film products, partially offset by higher sales of latex balloons and other products.

See table below, in $000s.

	Three Months Ended
	March 31, 2018	March 31, 2017

Foil Balloons	$7,766	$8,891
Latex Balloons	$2,149	$2,105
Vacuum Sealing Products	$1,589	$1,708
Film Products	$438	$838
Other Sales (1)	$2,037	$1,818
Total	$13,979	$15,360

(1)	Primarily comprised of sales of Candy Blossoms ($577), home container products ($1,117) and party goods ($127)

Gross profit declined to $2.9 million, or 20.5% of net sales, as compared to gross profit of $3.6 million, or 23.6% of net sales, in Q1 2017. The decline was due primarily to lower sales volume.

Operating expenses, which include general and administrative (“G&A”), selling, and advertising and marketing (“A&M”) costs, as well as gains and losses on asset sales, declined to $3.0 million from $3.1 million in Q1 2017. This was primarily the result of lower G&A and A&M costs, partially offset by higher selling expenses.

Operating loss was $147,000 compared to operating income of $508,000 in Q1 2017.

Interest expense rose to $564,000 from $377,000 in Q1 2017.

Net loss attributable to CTI was $463,000, or $0.13 per diluted share, as compared to net income of $58,000, or $0.02 per diluted share, in Q1 2017.

EBITDA for Q1 2018 was $325,000 as compared to EBITDA of $894,000 in Q1 2017.

Conference Call

Management will host a conference call to discuss Q1 2018 results and other matters on Monday, May 14, 2018 at 9:00 a.m. Central Time / 10:00 a.m. Eastern Time. Interested parties may participate in the call by dialing:

●	866-619-8760
●	entering the Conference ID code 5286837.

Participants are advised to dial into the call five to ten minutes prior to the starting time to register.  A replay of the conference call will be available from May 14–21, 2018 by dialing 855-859-2056.  The replay passcode is 5286837.

Non-GAAP Measures

To provide additional information regarding the Company's results, we have disclosed in this press release EBITDA (Earnings Before Interest Taxes Depreciation and Amortization).  The Company defines EBITDA as earnings (loss) before net interest, other expense, taxes, depreciation and amortization expense. The Company has included EBITDA as a supplemental financial measure in this press release because it is a key measure used by management and the board of directors to understand and evaluate the core operating performance of the Company, to prepare budgets and operating plans, and because management believes such measure provides useful information in understanding and evaluating the Company's operating results.  However, use of EBITDA as an analytic tool has its limitations and you should not consider this measure in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.  A reconciliation to the closest GAAP statement of this non-GAAP measure is contained in the accompanying tables.

About CTI

CTI Industries Corporation is one of the leading manufacturers and marketers of foil and latex balloons, develops, produces and markets vacuum sealing systems for household use and produces laminated and printed films for commercial uses.  CTI also distributes products for home organization and storage, Candy Blossoms and other gift items and, in Mexico, party goods.  CTI markets its products throughout the United States and in a number of other countries.

Forward Looking Statements

Statements made in this release that are not historical facts are "forward-looking" statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties and are subject to change at any time.  These "forward-looking" statements may include, but are not limited to, statements containing words such as "may," "should," "could," "would," "expect," "plan," "goal," "anticipate," "believe," "estimate," "predict," "potential," "continue," or similar expressions. We have based these forward-looking statements on our current expectations and projections about future results.  Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from statements made herein.  More information on factors that could affect CTI's business and financial results are included in its public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

FOR ADDITIONAL INFORMATION PLEASE CONTACT:

CTI Industries Stanley M. Brown Director (847) 620-1330 sbrown@ctiindustries.com	The Equity Group Devin Sullivan The Equity Group (212) 836-9608 dsullivan@equityny.com

CTI Industries Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
	March 31, 2018	*December 31, 2017
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents (VIE $65,000 and $51,000, respectively)	$595,605	$181,026
Accounts receivable (less allowance for doubtful accounts of $102,000 and $114,000, respectively)	11,980,251	11,235,834
Inventories, net (VIE $465,000 and $498,000, respectively)	21,355,107	18,865,932
Other current assets (VIE $174,000 and $80,000, respectively)	1,967,910	2,008,693
Total current assets	35,898,873	32,291,485

Property, plant and equipment, net (VIE $225,000 and $232,000, respectively)	4,201,199	4,556,581
Other assets (VIE $440,000 and $440,000, respectively)	3,430,107	3,135,972

Total Assets	$43,530,179	$39,984,038

Liabilities & Equity
Total current liabilities (VIE $706,000 and $590,000, respectively)	$30,922,506	$22,660,880
Long term debt, less current maturities (VIE $68,000 and $83,000, respectively)	2,157,265	6,878,898
CTI Industries Corporation stockholders' equity	11,377,520	11,363,830
Noncontrolling interest	(927,112)	(919,570)

Total Liabilities & Equity	$43,530,179	$39,984,038

Condensed Consolidated Statements of Operations
	Three Months Ended March 31
	2018	2017
	(Unaudited)	(Unaudited)

Net sales	$13,979,177	$15,359,637
Cost of sales	11,110,786	11,742,189

Gross profit	2,868,391	3,617,448

Operating expenses	3,015,049	3,109,755

Income from operations.	(146,658)	507,693

Other (expense) income:
Net Interest expense	(564,060)	(372,865)
Warrant expense	-	19,606
Other	30,683	(30,525)

Income before income taxes	(680,035)	123,909

Income tax expense	(209,484)	75,637

Net Income	(470,551)	48,272

Less: Net income (loss) attributable to noncontrolling interest	(7,543)	(10,197)

Net income attributable to CTI Industries Corporation	$(463,008)	$58,469

Income applicable to common shares	$(463,008)	$58,469

Other Comprehensive Loss
Foreign currency adjustment	433,065	311,313
Comprehensive loss	$(29,943)	$369,782

Basic income per common share	$(0.13)	$0.02

Diluted income per common share	$(0.13)	$0.02

Weighted average number of shares and equivalent shares of common stock outstanding:
Basic	3,530,227	3,591,947

Diluted	3,530,227	3,748,139

*The condensed consolidated financial statements do not include all required disclosures, refer to the Form 10K for omitted disclosures.

	Three Months Ended
	March 31,
	2018	2017
Reconciliation from Net Income to EBITDA
Net Income	$(463,008)	$58,469

Depreciation and amortization	371,740	381,854
Interest expense	564,060	372,865
Income taxes	(209,484)	75,637
Equity comp	61,975	5,385

Total net adjustments	788,291	835,741

EBITDA	$325,283	$894,210